EXHIBIT 32.1

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of the Registrant hereby certify that this Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By: /s/ George Babich, Jr.
Name: George Babich, Jr.
Title: President and Chief Executive Officer

By: /s/ Raymond D. Andrews
Name: Raymond D. Andrews
Title: Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.

Date: May 7, 2013